Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES SECOND QUARTER RESULTS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, August 12, 2003 - Stage Stores, Inc. (Nasdaq: STGS) announced today that it will release its second quarter 2003 results on August 21, 2003, before the market opens. The Company also announced that it will hold a conference call at 11:00 a.m. Eastern Time on the same day to discuss the second quarter's results.

All interested parties can listen to a live webcast of the Company's conference call by logging on to the Company's web site stagestoresinc.com and then clicking on Investor Relations, then Webcasts, then the webcast link. As an alternative, individual investors and other interested parties can listen to the conference call webcast by logging on to companyboardroom.com, while institutional investors, who are members, can access the conference call through streetevents.com. A replay will be available online at each web site until midnight on Friday, August 29, 2003.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities throughout the south central United States. The Company currently operates 366 stores in 13 states under the Stage, Bealls and Palais Royal names. For more information about Stage Stores, visit the Company's web site at stagestoresinc.com.

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